Exhibit 99.1

The Savannah Bancorp, Inc.

July 22, 2008
For Release: Immediately

Savannah Bancorp Reports Second Quarter Earnings of $1.9 million and Declares Regular Quarterly Dividend

SAVANNAH, GA--(Prime Newswire) – July 22, 2008 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income for the second quarter 2008 of $1,886,000 compared to $2,591,000 in the second quarter 2007.  Net income per diluted share was 32 cents compared to 44 cents per diluted share in the second quarter of 2007, a decrease of 27 percent.  The decline in second quarter earnings results primarily from a higher provision for loan losses and a lower net interest margin in 2008 as compared to 2007.  Second quarter 2008 earnings include the net income derived from the previously announced acquisition of Minis & Co., Inc. (“Minis”) on August 31, 2007.

Total assets increased 10 percent to $964 million at June 30, 2008, up $91 million from $873 million a year earlier.  Loans, excluding loans held for sale, were $838 million compared to $752 million one year earlier, an increase of 11 percent.  Deposits totaled $808 million and $726 million at June 30, 2008 and 2007, respectively, an increase of 11 percent.  Shareholders’ equity increased 12 percent to $78 million at June 30, 2008 from $70 million at June 30, 2007.  We continue to maintain a strong capital position with a total capital to risk-weighted assets ratio of 11.75 percent, well in excess of the 10 percent required by the regulators to maintain well-capitalized status.

John Helmken, President and CEO, said, “In any environment mid-year net income of $3.6 million is very solid for our Company, but especially given the $1.3 million in additional loan loss provisions recorded in the first six months of 2008 versus the same period in 2007.  On a linked quarter basis, second quarter 2008 net income increased 11 percent over the first quarter.  Through the hard work of our team of experienced bankers, our net interest margin improved by seven basis points in the second quarter.  Additionally, our quarter over quarter growth in loans and deposits, a better deposit mix and stabilization of noninterest expenses have all been achieved through the efforts of our team and indicate a concentration on improving our performance.”

The allowance for loan losses was $12,445,000, or 1.48 percent of loans at June 30, 2008 compared to $9,517,000 or 1.27 percent of total loans a year earlier.  Nonperforming assets were $21,030,000 or 2.50 percent of total loans and other real estate owned at June 30, 2008 compared to $2,595,000 or 0.34 percent at June 30, 2007.  Second quarter net charge-offs were $838,000 compared to net charge-offs of $98,000 in the same period in 2007.  The provision for loan losses for the second quarter of 2008 was $1,155,000 compared to $395,000 for the second quarter of 2007.

Helmken added, “As our numbers indicate, we continue to focus on growing and serving our customers and prospects.  Senior management is equally focused on our loan portfolio.  The process of early identification and acknowledgement of problem assets that we started last year is serving us well through these trying times.  We remain aggressive, decisive and direct in identifying and acting on problem relationships.  While we did successfully work out approximately $3.3 million in problem loans in the second quarter, nonperforming loans were up slightly compared to the first quarter 2008.  In particular the Hilton Head Island/Bluffton market, which accounts for 74% of our nonperforming loans, remains a distressed market.  Management continues to focus on addressing the loan quality and other issues in the Hilton Head Island/Bluffton market and at our Harbourside Community Bank subsidiary specifically.”

Net interest income was flat in the second quarter 2008 versus the second quarter 2007.  Second quarter net interest margin declined to 3.77 percent in 2008 from 4.13 percent in 2007 primarily due to lower loan market rates, competitive deposit pricing and growth in higher cost deposits.  The second quarter 2008 net interest margin was a slight improvement over the 3.70 percent margin for the first quarter 2008.

Noninterest income increased $791,000, or 79 percent in the second quarter of 2008 versus the same period in 2007 due to higher trust and investment management fees of $531,000 and the gain on the sale of securities of $134,000 partially offset by $80,000 in lower mortgage related income.

Noninterest expense increased to $6,151,000, up $1,125,000 or 22 percent, in the second quarter 2008 compared to the second quarter 2007.  Second quarter 2008 noninterest expense included $353,000 of expenses related to Minis.  Noninterest expense also included $135,000 of higher FDIC insurance premiums and approximately $75,000 of costs related to other real estate owned and loan costs.  The remainder of the increase was due to higher personnel, occupancy and equipment and other expense.

Today, the Board of Directors approved a regular quarterly cash dividend of 12.5 cents per share payable on August 18, 2008 to shareholders of record on August 1, 2008.

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A. (“Savannah”), Bryan Bank & Trust (Richmond Hill, Georgia) (“Bryan”), Harbourside Community Bank (Hilton Head Island, SC) (“Harbourside”) and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                  Michael W. Harden, Jr., Acting Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2008 and 2007
($ in thousands, except share data)
(Unaudited)

			%
Balance Sheet Data at June 30	2008	2007	Change
Total assets	$ 963,600	$ 872,664	10
Interest-earning assets	901,643	829,589	8.7
Loans	838,426	752,328	11
Allowance for loan losses	12,445	9,517	31
Non-accruing loans	16,991	1,895	NM
Loans past due 90 days – accruing	1,693	44	NM
Other real estate owned	2,346	656	NM
Net charge-offs	2,644	332	NM
Deposits	808,148	726,013	11
Interest-bearing liabilities	793,509	706,804	12
Shareholders' equity	78,463	70,025	12
Allowance for loan losses to total loans	1.48%	1.27%	17
Nonperforming assets to total loans and
other real estate owned	2.50%	0.34%	NM
Loan to deposit ratio	103.75%	103.62%	0.1
Equity to assets	8.14%	8.02%	1.5
Tier 1 capital to risk-weighted assets	10.50%	11.32%	(7.2)
Total capital to risk-weighted assets	11.75%	12.57%	(6.5)
Outstanding shares	5,931	5,834	1.7
Book value per share	$ 13.23	$ 12.00	10
Tangible book value per share	$ 12.77	$ 12.00	6.4
Market value per share	$ 13.00	$ 25.10	(48)

Performance Data for the Second Quarter

Net income	$ 1,886	$ 2,591	(27)
Return on average assets	0.80%	1.23%	(35)
Return on average equity	9.65%	14.94%	(35)
Net interest margin	3.77%	4.13%	(8.7)
Efficiency ratio	60.44%	53.40%	13
Per share data:
Net income – basic	$ 0.32	$ 0.44	(27)
Net income – diluted	$ 0.32	$ 0.44	(27)
Dividends	$ 0.125	$ 0.120	4.2
Average shares (000s):
Basic	5,931	5,824	1.8
Diluted	5,952	5,899	0.9

Performance Data for the First Six Months

Net income	$ 3,590	$ 4,902	(27)
Return on average assets	0.76%	1.17%	(35)
Return on average equity	9.18%	14.42%	(36)
Net interest margin	3.74%	4.15%	(9.9)
Efficiency ratio	61.47%	54.58%	13
Per share data:
Net income – basic	$ 0.61	$ 0.84	(27)
Net income – diluted	$ 0.60	$ 0.83	(28)
Dividends	$ 0.250	$ 0.240	4.2
Average shares (000s):
Basic	5,929	5,803	2.2
Diluted	5,952	5,895	1.0

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2008 and 2007
($ in thousands, except share data)
(Unaudited)

	June 30,
	2008	2007
Assets
Cash and due from banks	$ 18,237	$ 23,093
Federal funds sold	12,707	8,777
Interest-bearing deposits	9,763	4,874
Cash and cash equivalents	40,707	36,744
Securities available for sale, at fair value (amortized
cost of $56,475 in 2008 and $64,379 in 2007)	56,678	63,489
Loans held for sale	1,263	1,126
Loans, net of allowance for loan losses
of $12,445 in 2008 and $9,517 in 2007	825,981	742,811
Premises and equipment, net	9,519	6,198
Other real estate owned	2,346	656
Bank-owned life insurance	6,100	5,870
Goodwill and other intangible assets, net	2,714	-
Other assets	18,292	15,770
Total assets	$ 963,600	$ 872,664

Liabilities
Deposits:
Noninterest-bearing	$ 83,736	$ 89,098
Interest-bearing demand	127,699	122,209
Savings	16,005	18,627
Money market	221,958	168,411
Time deposits	358,750	327,668
Total deposits	808,148	726,013
Short-term borrowings	46,961	56,437
FHLB advances - long-term	11,826	3,142
Subordinated debt	10,310	10,310
Other liabilities	7,892	6,737
Total liabilities	885,137	802,639

Shareholders' equity
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,931,008 and 5,833,860 shares
in 2008 and 2007, respectively	5,931	5,834
Additional paid-in capital	38,419	36,347
Retained earnings	32,618	29,189
Treasury stock, 318 in 2008 and 2007	(4)	(4)
Accumulated other comprehensive income (loss), net	1,499	(1,341)
Total shareholders' equity	78,463	70,025
Total liabilities and shareholders' equity	$ 963,600	$ 872,664

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For the Six Months and Five Quarters Ending June 30, 2008 and 2007
($ in thousands, except per share data)

	(Unaudited)			(Unaudited)
	For the Six Months Ended			2008		2007			Q2-08 /
	June 30,		%	Second	First	Fourth	Third	Second	Q2-07
	2008	2007	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$27,658	$29,224	(5.4)	$13,447	$14,211	$15,016	$15,196	$14,872	(9.6)
Loans held for sale	32	69	(54)	20	12	14	15	35	(43)
Investment securities	1,542	1,346	15	760	782	767	794	726	4.7
Deposits with banks	101	201	(50)	34	67	100	44	119	(71)
Federal funds sold	86	296	(71)	33	53	45	130	125	(74)
Total interest and dividend income	29,419	31,136	(5.5)	14,294	15,125	15,942	16,179	15,877	(10)
Interest expense
Deposits	11,482	12,571	(8.7)	5,358	6,124	6,881	6,963	6,479	(17)
Short-term borrowings	1,348	1,658	(19)	467	881	935	860	831	(44)
FHLB advances	132	319	(59)	83	49	46	48	155	(46)
Total interest expense	12,962	14,548	(11)	5,908	7,054	7,862	7,871	7,465	(21)
Net interest income	16,457	16,588	(0.8)	8,386	8,071	8,080	8,308	8,412	(0.3)
Provision for loan losses	2,225	895	149	1,155	1,070	3,145	635	395	192
Net interest income after the
provision for loan losses	14,232	15,693	(9.3)	7,231	7,001	4,935	7,673	8,017	(9.8)
Noninterest income
Trust and asset management fees	1,444	365	296	720	724	769	379	189	281
Service charges on deposits	921	695	33	534	387	349	339	348	53
Mortgage related income, net	149	376	(60)	86	63	98	141	166	(48)
Other operating income	890	623	42	300	590	315	305	303	(1.0)
Gain (loss) on sale of OREO	16	(6)	NM	17	(1)	(38)	-	(6)	NM
Gain on sale of securities	134	-	NM	134	-	-	-	-	NM
Total noninterest income	3,554	2,053	73	1,791	1,763	1,493	1,164	1,000	79
Noninterest expense
Salaries and employee benefits	6,962	5,802	20	3,489	3,473	3,125	2,919	2,838	23
Occupancy and equipment	1,799	1,540	17	910	889	958	796	782	16
Information technology	788	806	(2.2)	395	393	422	388	381	3.7
Other operating expense	2,752	2,026	36	1,357	1,395	1,285	1,073	1,025	32
Total noninterest expense	12,301	10,174	21	6,151	6,150	5,790	5,176	5,026	22
Income before income taxes	5,485	7,572	(28)	2,871	2,614	638	3,661	3,991	(28)
Income tax expense	1,895	2,670	(29)	985	910	285	1,280	1,400	(30)
Net income	$ 3,590	$ 4,902	(27)	$ 1,886	$ 1,704	$ 353	$ 2,381	$ 2,591	(27)
Net income per share:
Basic	$ 0.61	$ 0.84	(27)	$ 0.32	$ 0.29	$ 0.06	$ 0.41	$ 0.44	(27)
Diluted	$ 0.60	$ 0.83	(28)	$ 0.32	$ 0.29	$ 0.06	$ 0.40	$ 0.44	(27)
Average basic shares (000s)	5,929	5,803	2.2	5,931	5,928	5,923	5,862	5,824	1.8
Average diluted shares (000s)	5,952	5,895	1.0	5,952	5,951	5,968	5,928	5,899	0.9
Performance Ratios
Return on average equity	9.18%	14.42%	(36)	9.65%	8.76%	1.83%	13.04%	14.94%	(35)
Return on average assets	0.76%	1.17%	(35)	0.80%	0.73%	0.15%	1.08%	1.23%	(35)
Net interest margin	3.74%	4.15%	(9.9)	3.77%	3.70%	3.72%	3.95%	4.13%	(8.7)
Efficiency ratio	61.47%	54.58%	13	60.44%	62.54%	60.48%	54.65%	53.40%	13
Average equity	78,404	68,544	14	78,596	78,210	74,447	72,436	69,583	13
Average assets	942,258	845,071	12	949,937	934,756	910,785	875,532	855,989	11
Average interest-earning assets	884,125	810,525	9.1	892,397	876,022	865,430	837,586	821,253	8.7

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of June 30, 2008, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $75.7 million, or 7.86 percent of total assets at June 30, 2008.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

						Well-
($ in thousands)	Company	Savannah	Bryan	Harbourside	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 84,250	$ 52,580	$ 19,146	$ 7,666	-	-
Total capital	94,311	59,185	21,569	8,630	-	-

Leverage Ratios
Tier 1 capital to average assets	8.87%	8.33%	8.85%	8.15%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	10.50%	9.99%	9.88%	9.99%	4.00%	6.00%
Total capital to risk- weighted assets	11.75%	11.24%	11.14%	11.24%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The capital ratios are significantly above the well-capitalized threshold.  The Company currently has access to approximately $12 million of trust preferred borrowings and to the capital markets, if needed, to maintain the well-capitalized status of the Subsidiary Banks.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2008		2007
	Second	First	Fourth	Third	Second
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 12,128	$ 12,864	$ 9,842	$ 9,517	$ 9,220
Provision for loan losses	1,155	1,070	3,145	635	395
Net charge-offs	(838)	(1,806)	(123)	(310)	(98)
Balance at end of period	$ 12,445	$ 12,128	$ 12,864	$ 9,842	$ 9,517

As a % of loans	1.48%	1.45%	1.59%	1.26%	1.27%
As a % of nonperforming loans	66.61%	69.26%	73.83%	145.68%	490.82%
As a % of nonperforming assets	59.18%	62.08%	65.85%	124.46%	366.74%

Net charge-offs as a % of average loans (a)	0.40%	0.90%	0.07%	0.17%	0.05%

Risk element assets
Nonaccruing loans	$ 16,991	$ 16,915	$ 14,663	$ 5,028	$ 1,895
Loans past due 90 days - accruing	1,693	596	2,761	1,728	44
Total nonperforming loans	18,684	17,511	17,424	6,756	1,939
Other real estate owned	2,346	2,025	2,112	1,152	656
Total nonperforming assets	$ 21,030	$ 19,536	$ 19,536	$ 7,908	$ 2,595

Loans past due 30-89 days	$ 6,528	$ 11,014	$ 4,723	$ 5,302	$ 5,127

Nonperforming loans as a % of loans	2.22%	2.10%	2.24%	0.87%	0.26%
Nonperforming assets as a % of loans
and other real estate owned	2.50%	2.33%	2.51%	1.01%	0.34%
Nonperforming assets as a % of capital (b)	23.13%	21.47%	21.92%	9.30%	3.26%

(a) Annualized
(b) Capital includes the allowance for loan losses

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
June 30, 2008 and December 31, 2007

($ in thousands)	6/30/08	% of Total	12/31/07	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 136,838	16	$ 118,714	15	15
Non owner-occupied	116,475	14	118,904	15	(2)
Construction	25,567	3	33,923	4	(25)
Commercial land and lot development	38,943	5	38,127	5	2
Total non-residential real estate	317,823	38	309,668	39	3
Residential real estate
Owner-occupied – 1-4 family	84,526	10	83,828	10	1
Non owner-occupied – 1-4 family	126,816	15	114,992	14	10
Construction	55,151	7	57,541	7	(4)
Residential land and lot development	108,082	13	109,718	14	(1)
Home equity lines	47,178	5	43,322	5	9
Total residential real estate	421,753	50	409,401	50	3
Total real estate loans	739,576	88	719,069	89	3
Commercial	80,217	10	71,370	9	12
Consumer	18,882	2	18,692	2	1
Unearned fees, net	(249)	-	(480)	-	(48)
Total loans, net of unearned fees	$ 838,426	100	$ 808,651	100	4

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Second Quarter, 2008 and 2007

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
6/30/08	6/30/07	6/30/08	6/30/07		6/30/08	6/30/07	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 5,675	$ 9,207	2.40	5.18	Interest-bearing deposits	$ 34	$ 119	$ (85)	$ (64)	$ (21)
57,466	56,757	5.17	5.01	Investments - taxable	741	709	32	23	9
1,915	2,060	5.24	7.79	Investments - non-taxable	25	40	(15)	(13)	(2)
7,080	9,408	1.87	5.33	Federal funds sold	33	125	(92)	(81)	(11)
980	2,063	8.19	6.80	Loans held for sale	20	35	(15)	7	(22)
819,281	741,758	6.58	8.05	Loans (c)	13,449	14,888	(1,439)	(2,718)	1,279
892,397	821,253	6.43	7.77	Total interest-earning assets	14,302	15,916	(1,614)	(2,744)	1,130
57,540	34,736			Noninterest-earning assets
$949,937	$855,989			Total assets

				Liabilities and equity
				Deposits
$ 121,168	$ 120,092	1.16	2.09	NOW accounts	351	625	(274)	(278)	4
15,882	18,799	0.88	1.02	Savings accounts	35	48	(13)	(7)	(6)
138,915	128,106	2.25	4.11	Money market accounts	778	1,313	(535)	(594)	59
68,601	34,291	2.50	5.51	Money market accounts - institutional	427	471	(44)	(257)	213
149,010	125,404	4.64	5.36	CDs, $100M or more	1,724	1,677	47	(225)	272
69,404	68,149	3.44	4.78	CDs, broker	595	812	(217)	(228)	11
131,358	121,831	4.42	5.05	Other time deposits	1,448	1,533	(85)	(191)	106
694,338	616,672	3.10	4.21	Total interest-bearing deposits	5,358	6,479	(1,121)	(1,707)	586
11,876	12,095	2.80	5.14	FHLB advances - long-term	83	155	(72)	(71)	(1)
62,738	48,122	2.10	5.14	Short-term borrowings	329	617	(288)	(365)	77
10,310	10,310	5.37	8.33	Subordinated debt	138	214	(76)	(76)	-
				Total interest-bearing
779,262	687,199	3.04	4.36	Liabilities	5,908	7,465	(1,557)	(2,262)	705
84,130	92,844			Noninterest-bearing deposits
7,949	6,363			Other liabilities
78,596	69,583			Shareholders' equity
$949,937	$855,989			Liabilities and equity
		3.39	3.41	Interest rate spread
		3.77	4.13	Net interest margin
				Net interest income	$ 8,394	$ 8,451	$ (57)	$ (482)	$ 425
$113,135	$134,054			Net earning assets
$778,468	$709,516			Average deposits
		2.76	3.66	Average cost of deposits
105%	105%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 and $39 in the second quarter 2008 and 2007, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Six Months, 2008 and 2007

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
6/30/08	6/30/07	6/30/08	6/30/07		6/30/08	6/30/07	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 6,294	$ 7,710	3.22	5.26	Interest-bearing deposits	$ 101	$ 201	$ (100)	$ (78)	$ (22)
57,945	53,986	5.20	4.91	Investments - taxable	1,502	1,314	188	78	110
1,915	2,000	5.45	7.86	Investments - non-taxable	52	78	(26)	(24)	(2)
6,750	11,309	2.56	5.28	Federal funds sold	86	296	(210)	(153)	(57)
857	1,859	7.49	7.48	Loans held for sale	32	69	(37)	-	(37)
810,364	733,661	6.85	8.04	Loans (c)	27,662	29,256	(1,594)	(4,353)	2,759
884,125	810,525	6.68	7.77	Total interest-earning assets	29,435	31,214	(1,779)	(4,405)	2,626
58,133	34,546			Noninterest-earning assets
$942,258	$845,071			Total assets

				Liabilities and equity
				Deposits
$ 118,326	$ 114,642	1.35	2.05	NOW accounts	799	1,167	(368)	(400)	32
15,935	18,596	0.91	1.01	Savings accounts	72	93	(21)	(9)	(12)
137,228	121,890	2.49	4.37	Money market accounts	1,706	2,643	(937)	(1,143)	206
60,134	34,291	3.09	4.21	Money market accounts - institutional	928	716	212	(192)	404
147,962	121,312	4.87	5.30	CDs, $100M or more	3,593	3,189	404	(260)	664
69,637	74,090	3.93	4.81	CDs, broker	1,364	1,768	(404)	(325)	(79)
130,675	120,588	4.63	5.01	Other time deposits	3,020	2,995	25	(228)	253
679,897	605,409	3.39	4.19	Total interest-bearing deposits	11,482	12,571	(1,089)	(2,415)	1,326
8,804	12,680	3.01	5.07	FHLB advances - long-term	132	319	(187)	(130)	(57)
72,956	48,734	2.80	5.14	Short-term borrowings	1,020	1,242	(222)	(569)	347
10,310	10,310	6.38	8.14	Subordinated debt	328	416	(88)	(90)	2
				Total interest-bearing
771,967	677,133	3.37	4.33	Liabilities	12,962	14,548	(1,586)	(3,241)	1,655
83,827	92,988			Noninterest-bearing deposits
8,060	6,406			Other liabilities
78,404	68,544			Shareholders' equity
$942,258	$845,071			Liabilities and equity
		3.31	3.44	Interest rate spread
		3.74	4.15	Net interest margin
				Net interest income	$16,473	$ 16,666	$ (193)	$ (1,164)	$ 971
$112,158	$133,392			Net earning assets
$763,724	$698,397			Average deposits
		3.02	3.63	Average cost of deposits
106%	105%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $16 and $78 in 2008 and 2007, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.